SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 17, 2010

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TF FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN REPORT
Section 4 -- Matters Related to Accountants and Financial Statements

Item 4.01 Change in Registrant’s Certifying Accountant.

On June 17, 2010, the Audit Committee of the Board of Directors (the “Audit Committee”) of TF Financial Corporation  (the “Registrant”) dismissed Grant Thornton LLP ("Grant Thornton") as the Registrant's independent registered public accounting firm.  The Audit Committee's decision was ratified by the Board of Directors as a whole.

Grant Thornton’s reports on the Registrant's consolidated financial statements for the fiscal years ended December 31, 2008 and 2009, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with audits of the fiscal years ended December 31, 2008 and 2009, and review of financial statements for the quarters ended March 31,2009 and March 31, 2010, here were no disagreements or reportable events between the Registrant and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton, would have caused them to make a reference to the subject matter of the disagreements or reportable events in connection with their reports.

Effective June 17, 2010, the Registrant selected S.R. Snodgrass, A.C., as its new independent registered public accounting firm.  During the two most recent fiscal years and the subsequent interim period to the date hereof, the Registrant did not consult with S.R. Snodgrass, A.C., regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
16	Letter of concurrence from Grant Thornton LLP regarding change in certifying accountant

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

          TF FINANCIAL CORPORATION

Date	June 18, 2010	By:	/s/ Dennis R. Stewart
Dennis R. Stewart
Executive Vice President and
Chief Financial Officer
(Principal Financial/Accounting Officer)